EXHIBIT 99.1

CERTIFICATION

Each of the undersigned hereby certifies in his capacity as an officer of MutualFirst Financial, Inc. (the "Company") that the Quarterly Report of the Company on Form 10-Q for the period ended March 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date: May 14, 2003	By:	/s/ R. Donn Roberts R. Donn Roberts President and Chief Executive Officer

Date: May 14, 2003	By:	/s/ Timothy J. McArdle Timothy J. McArdle, Senior Vice President Treasurer and Chief Financial Officer